CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-12073) and in the Registration Statements on Form S-8 (Nos. 333-48611, 333-68407, and 333-95033) of our report dated March 3, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Stockholders of Nu Skin Enterprises, Inc., which is incorporated by reference in the Annual Report on Form 10-K of Nu Skin Enterprises, Inc. for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 22, 2000